UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55585 (Commission File Number)	46-5542401 (I.R.S. Employer Identification No.)

2060 NW Boca Raton Blvd., #6 Boca Raton, FL 33431 (Address of principal executive offices)	33431 (Zip Code)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As described in Section 5.07 below, on September 16, 2020, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), received written consents in lieu of a meeting of the shareholders from the holders of approximately 71.7% of the Company’s voting stock approving the adoption of the Company’s 2020 Equity Incentive Plan (the “Plan”). The Company’s board of directors (“Board”) had earlier approved the adoption of the Plan on September 14, 2020, subject to shareholder approval, and forms of award agreements to be used in connection with the Plan.

The Plan reserves a total of 60,000,000 shares of the Company’s common stock for incentive awards. Incentive awards generally may be issued to officers, key employees, consultants and directors, and include the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the Plan. Subject to the terms of the Plan, the compensation committee, or the Board in the absence of such a committee, has complete authority and discretion to determine the terms of awards under the Plan.

Adjustment for Awards and Payouts

Unless determined otherwise by the compensation committee or the Board in absence of such a committee, the following awards and payouts will reduce, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	An award of an option;

2.	An award of a SAR;

3.	An award of restricted stock;

4.	A payout of a performance share award in shares; and

5.	A payout of a performance units award in shares.

Unless determined otherwise by the compensation committee, or the Board in the absence of such a committee, unless a participant has received a benefit of ownership such as dividend or voting rights with respect to the incentive award, the following transactions will restore, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	A payout of a SAR or a tandem SAR in cash;
2.	A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related options, or the termination of a related option upon exercise of the corresponding tandem SAR) of any award payable in shares;
3.	Shares tendered in payment of the exercise price of an option;
4.	Shares withheld for payment of federal, state or local taxes;
5.	Shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding options; and
6.	The net shares issued in connection with the exercise of SARs (as opposed to the full number of shares underlying the exercised portion of the SAR).

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In addition, the number of shares of common stock subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in the outstanding shares of common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Grants

The Plan authorizes the grant of nonqualified stock options, incentive stock options, restricted stock awards, restricted RSUs, performance units and performance shares (which may be designed to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”)) and SARs, as described below:

Options granted entitle the grantee, upon exercise, to purchase a specified number of shares at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of our common stock on the date of grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant. Options expire at such time as the compensation committee or the Board in the absence of such a committee, shall determine provided that no option shall be exercisable later than the tenth anniversary of the date of its grant and provided further that no incentive stock option shall be exercisable later than the fifth anniversary following the date of its grant to a grantee, who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company.

Restricted stock awards and RSUs may be awarded on terms established by the compensation committee, or the Board in the absence of such a committee, which may include time-based and performance based-conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

A performance share award and/or a performance unit award may be granted to participants. Each performance unit will have an initial value that is established by the compensation committee, or the Board in the absence of such a committee, at the time of grant. Each performance share will have an initial value equal to the fair market value of one share of common stock on the date of grant. Such awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms as the compensation committee, or the Board in the absence of such a committee, deems appropriate.

SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the SAR and the market price of a share of our common stock on the date of grant of the SAR. An option and a SAR may be granted “in tandem” with each other. An option and a SAR are considered to be in tandem with each other because the exercise of the option aspect of the tandem unit automatically cancels the right to exercise the SAR aspect of the tandem unit, and vice versa. The option may be an incentive stock option or a nonqualified stock option.

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Change in Control

Generally, upon the occurrence of a change in control, as such term is defined in the Plan:

1.	all options and SARs granted shall become fully-vested and immediately exercisable;
2.	any restrictions imposed on RSUs which are not intended to qualify for the means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code (the “Code”) shall lapse; and
3.	any award intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be earned in accordance with the applicable award agreement.

Notwithstanding the foregoing, with respect to any incentive award subject to Internal Revenue Code Section 409A, a “change in control” of the Company is defined in a manner to ensure compliance with Section 409A.

Duration, Amendment, and Termination

The Board, upon recommendation of the compensation committee, or the in the absence of such a committee, in its own discretion, has the power to amend, suspend or terminate the Plan without shareholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, materially increase the benefits accruing to participants or materially modify the requirements for participation in the Plan, unless such change is authorized by shareholders. Unless sooner terminated, the Plan will terminate ten years after it is adopted.

As of the date hereof, no options to purchase shares of common stock have been issued under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.36 and is incorporated herein in its entirety by reference.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 16, 2020, the Company received written consents in lieu of a meeting of shareholders from the holders of approximately 71.7% of the Company’s voting stock which (i) approved the granting of authority to the Board to amend the Company’s articles of incorporation to effect a reverse stock split of the issued and outstanding shares of common stock of the Company, by a ratio of no less than 1-for-2 and no more than 1-for-25, with the exact ratio to be determined by the Company’s board of directors in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion; and (ii) approved the adoption of the Plan.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.36	2020 Equity Incentive Plan, dated September 16, 2020
10.37	Form of Incentive Stock Option Agreement
10.38	Form of Non-Qualified Stock Option Agreement
10.39 10.40	Form of Restricted Stock Agreement Form of Grant of Stock Appreciation Rights

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2020	GROM SOCIAL ENTERPRISES, INC

	By:	/s/ Darren Marks
	Name:	Darren Marks
	Title:	President and Chief Executive Officer

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